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                                                                   EXHIBIT 23.2

                [LETTERHEAD OF LEE KEELING AND ASSOCIATES, INC.
                      PETROLEUM CONSULTANTS APPEARS HERE]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


        We hereby consent to the inclusion of our oil and gas reserve report for the oil and gas reserves of LaTex Resources, Inc. (the "Company") as of July 31, 1996, and to all references to our firm included or made as part of the Company's Annual Report on Form 10-K for the fiscal year ended July 31,1996.


                                      LEE KEELING AND ASSOCIATES, INC.



                                      By:/s/ Kenneth Renberg
                                         -------------------------------------
                                         Kenneth Renberg  Vice President